Exhibit 99.1

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:  September 7, 2007


                                             THIRD POINT LLC

                                             By:  Daniel S. Loeb,
                                                  Chief Executive Officer


                                             By:  /s/ Justin Nadler
                                                  ------------------------------
                                                  Name:   Justin Nadler
                                                  Title:  Attorney-in-Fact



                                             THIRD POINT OFFSHORE FUND, LTD.

                                             By:  Daniel S. Loeb, Director


                                             By:  /s/ Justin Nadler
                                                  ------------------------------
                                                  Name:   Justin Nadler
                                                  Title:  Attorney-in-Fact



                                             DANIEL S. LOEB


                                             By:  /s/ Justin Nadler
                                                  ------------------------------
                                                  Name:   Justin Nadler
                                                  Title:  Attorney-in-Fact




            [JOINT FILING AGREEMENT FOR SCHEDULE 13D WITH RESPECT TO
                              CANDELA CORPORATION]